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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

[CELERIS CORPORATION LETTERHEAD]



FOR IMMEDIATE RELEASE

CONTACT: PAUL R. JOHNSON
         CHIEF FINANCIAL OFFICER
         (615) 341-0223

              CELERIS CORPORATION RECEIVES REVERSAL OF DECISION ON DAVID FOSTER ET. AL V. SUMMIT MEDICAL SYSTEMS, INC., ET. AL

                  -------------------------------------------

   COMPANY INTENDS TO PETITION MINNESOTA SUPREME COURT FOR REVIEW OF DECISION

NASHVILLE, Tennessee (May 17, 2000) -- Celeris Corporation (Nasdaq/NM:CRSC) today announced that the Minnesota Court of Appeals has issued an opinion reversing a lower court decision that had held that the Company's directors and officers insurance policies covered claims for any monetary liabilities and expenses associated with the Company's ongoing securities class action litigation and Securities and Exchange Commission investigation. The Minnesota Court of Appeals concluded that coverage is barred by the policies' retroactive date exclusion. The Company intends to pursue a review of the appellate decision by the Minnesota Supreme Court.

         Celeris Corporation is a provider of specialty clinical research services and information technology services that expedite and streamline the clinical trial and regulatory submission process for pharmaceutical, medical device and biotechnology manufacturers.

         This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements of intent, belief or current expectations of Celeris Corporation and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to (1) the possibility that the Minnesota Supreme Court will not accept the Company's petition for review of the appellate decision; (2) the possibility that any review by the Minnesota Supreme Court will not be favorable to the Company; (3) possible adverse outcomes related to the Company's shareholder lawsuits or the SEC investigation that could have a material adverse impact on the Company and its financial position; and (4) other risk factors detailed in the Company's Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended December 31, 1999.

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